UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 5, 2006	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Section 1.01.        Entry into a Material Definitive Agreement

Effective September 5, 2006, IWT Tesoro Corporation and its subsidiaries entered into modifications to its credit facility with Bank of America, N.A.  Under the terms of the modifications, the credit line increased to $26.5 million and the term of the facility was extended from September10, 2006 to December 10, 2006.   The borrowing base calculation was modified to eliminate the 65% limitation on the inclusion of inventory and replaced with a fixed $17.0 million limitation.  A total net covenant, including certain non-cash amortizations, was added at $0.   Furthermore, certain covenants with respect to “unfunded capital expenditure and “inventory turnover” were removed.

Item 9.01  Financial Statements and Exhibits.

10.42                    Form of Fifth Amendment to the Amended and Restated Loan and Security Agreement dated as of September 5, 2006.

10.43                    Form of Second Amended and Restated Credit Note in the principal amount of $26.5 million dated as of September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2006	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President